Exhibit 99.1

DISCOVER FINANCIAL SERVICES ANNOUNCES DATE OF FIRST ANNUAL

SHAREHOLDERS’ MEETING

Riverwoods, IL, Nov. 29, 2007 – Discover Financial Services (NYSE: DFS) announced today that its first annual meeting of shareholders as an independent company is scheduled for Thursday, April 10, 2008, at 9:00 a.m. Central Standard Time at the company’s headquarters at 2500 Lake Cook Road, Riverwoods, IL, 60015.

Shareholders of record at the close of business on Feb. 11, 2008, will be entitled to vote at the meeting.

The company will mail a copy of the proxy statement and voting instructions to its shareholders prior to April 10, 2008.

About Discover Financial Services

Discover Financial Services (NYSE: DFS) is a leading credit card issuer and electronic payment services company with one of the most recognized brands in U.S. financial services. The company operates the Discover Card, America’s cash rewards pioneer, with more than 50 million cardmembers. Since its inception in 1986, the company has become one of the largest card issuers in the U.S. Its Third-Party Payments business consists of the Discover Network, with millions of merchant and cash access locations, and PULSE, one of the nation’s leading ATM/debit networks. Discover also operates the Goldfish credit card business in the United Kingdom. For more information, visit www.discoverfinancial.com.

Investor Contact

Craig Streem

Vice President, Investor Relations

224-405-3575

Media Contact

Leslie Sutton

Director, Public Relations

224-405-3965